The Chicago Stock Exchange, Inc.


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In the Matter of: 				:
						:
    	The Common Stock of 			:
	ProQuest Corporation			:	CHX-L-07-03
						:
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NOTICE OF INTENT TO REMOVE SECURITIES FROM LIST

Pursuant to Chicago Stock Exchange Inc. ("Exchange") Article 22, Rule 4, the Chief Regulatory Officer of the Exchange hereby provides public notice of the
Exchange's intent to remove the common stock of ProQuest Corporation ("ProQuest") from listing on the Exchange. This determination is based on the following:

(1) On March 23, 2007, the Chief Executive Officer of the Exchange ("CEO") entered an order, pursuant to Article 22, Rule 3, suspending the listing of the common stock of Navistar on the Exchange. This order ("Order of Suspension") became effective as of March 28, 2007 and was, in turn, based on the following:
A. ProQuest failed to file its 2005 annual report on Form 10K and certain of its fiscal 2006 Form 10Q filings; and
B. The determination by the New York Stock Exchange, ProQuest's primary listing exchange, to suspend the trading of ProQuest's common stock on the NYSE and NYSE Arca.
(2) ProQuest was served with the Order of Suspension on April 27, 2007.
(3) Pursuant to Exchange Article 22, Rule 4, ProQuest could either consent to the delisting in writing or request a hearing by filing an answer within fifteen (15) days of receipt of service.
(4) ProQuest has neither consented in writing to the delisting of its common stock nor filed an answer within the fifteen (15) days specified under the rule.
(5) The time period to request a hearing has expired.
(6) Pursuant to Article 22, Rule 4(c), ProQuest's failure to demand a hearing within the 15-day period provided shall result in the issuer being delisted without the requirement of a hearing.

This Notice of Intent to Remove ProQuest's common stock from the list shall be posted on the Exchange's public website for no fewer than ten days from the date hereof. Thereafter, the Exchange's determination shall become final and ProQuest's common stock shall be permanently removed from the Exchange's list.



  /s/ David Whitcomb
David C. Whitcomb, Jr.
Chief Regulatory Officer

Date: April 19, 2007